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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Interpool, Inc.

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 Registration Statement of our report dated February 18, 1997 (except for the matters described in Note 13 to the consolidated financial statements, as to which the date is March 27, 1997) included in Interpool, Inc.'s Form 10-K for the year ended December 31, 1996, and to all references to our firm included in or made a part of this registration statement.

                                          /s/ Arthur Andersen LLP

                                          ARTHUR ANDERSEN LLP
Roseland, New Jersey
July 24, 1997